Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Shareholder — Director of QVC, Inc.:

We consent to the use of our report included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

July 8, 2013